UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2022

Purple Innovation, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37523	47-4078206
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 North Chapel Ridge Rd., Suite 200
Lehi, Utah	84043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 756-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PRPL	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 31, 2022, Purple Innovation, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Gelato Intermediate, LLC, a wholly owned subsidiary of the Company (“Purchaser”), Gelato Merger Sub, Inc. a wholly owned subsidiary of the Purchaser (“Merger Sub”), Advanced Comfort Technologies, Inc. d/b/a INTELLIbed (“ACTI”) and D. Scott Peterson, an individual, as Stockholders’ Agent. Pursuant to the Merger Agreement, on August 31, 2022, Merger Sub merged with and into ACTI (the “Merger”), with ACTI continuing as the surviving entity and a wholly owned subsidiary of the Company. The Merger closed on August 31, 2022.

Upon the closing of the Merger, all of the outstanding shares of capital stock of ACTI, warrants to purchase shares of capital stock of ACTI and options to purchase shares of ACTI capital stock were cancelled and these securityholders were entitled to receive an aggregate of 8,000,000 shares of Class A Common Stock of the Company, subject to customary working capital and other adjustments. In addition, the ACTI securityholders are entitled to receive an additional 1,500,000 shares of Class A Common Stock if the Closing Price (as defined in the Merger Agreement) does not equal or exceed $5.00 for at least ten trading days over any period of 30 consecutive trading days during the period beginning on the six month anniversary of the closing date and ending on the 18 month anniversary of the closing date. 512,998 shares and $1,722,000 are being held in an escrow fund for the purposes of satisfying potential indemnification and other obligations of the securityholders of ACTI for up to 12 months following the closing. Those additional shares and cash may also be released to the ACTI securityholders.

The Merger Agreement contains representations, warranties, covenants and indemnities by the parties customary for transactions of this type. The representations, warranties and covenants contained in the Merger Agreement are made only for purposes of the Merger Agreement and as of specific dates; are solely for the benefit of the parties to the Merger Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, ACTI, or any of their respective subsidiaries, affiliates, businesses or stockholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures of the Company.

Accordingly, investors should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about the Company and its respective subsidiaries that are included in reports, statements and other filings made with the U.S. Securities and Exchange Commission.

The foregoing summary of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this report and is incorporated by reference herein.

ITEM 3.02 UNREGISTERED SALES OF SECURITIES.

The information disclosed under Item 2.01 of this Current Report is incorporated herein by reference. The Company issued the shares of Class A Common Stock described above in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act of 1933, as amended for offerings not involving a public offering.

ITEM 7.01 REGULATION FD DISCLOSURE

On September 1, 2022, the Company issued a press release announcing the closing of the Merger. A copy of the press release and a copy of the presentation referenced in the press release, are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report and are incorporated by reference herein.

The information included under Item 7.01 (including Exhibits 99.1 and 99.2) is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (“Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT INDEX

Exhibit Number	Description
2.1*	Merger Agreement, dated as of August 31, 2022, by and among Purple Innovation, Inc., Gelato Intermediate, LLC, Gelato Merger Sub, Inc., Advanced Comfort Technologies, Inc., and D. Scott Peterson.
99.1	Press Release of Purple Innovation, Inc., dated September 1, 2022
99.2	Acquisition of Intellibed Presentation dated August 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted exhibit or schedule will be furnished supplementally to the SEC or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 1, 2022	PURPLE INNOVATION, INC.

	By:	/s/ Bennett Nussbaum
Bennett Nussbaum
Interim Chief Financial Officer

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